Exhibit 24.1


                Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No.333-37059 and No.333-42035) pertaining to the Hadron, Inc. 1994 Stock Option Plan, As Amended and the Hadron, Inc. 1997 Employee Stock Purchase Plan of our report dated August 28, 1998, with respect to the consolidated financial statements and schedule of Hadron, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1998.



                                   Ernst & Young LLP


Vienna, Virginia
September 23, 1998